UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 23, 2005

AIRNET COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

000-28217	59-3218138
(Commission file number)	(IRS Employer Identification Number)

3950 Dow Road, Melbourne, Florida 32934

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (321) 984-1990

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 23, 2005, Mr. R. Doss McComas tendered his resignation and it was accepted by the Registrant’s Board of Directors. Mr. McComas served as a representative of TECORE, Inc., a large investor in the Registrant. In his letter of resignation, Mr. McComas noted that he did not have any material disputes or disagreements with the Registrant, the Registrant’s Board of Directors or the management.

On November 23, 2005, Mr. Jay Salkini tendered his resignation and it was accepted by the Registrant’s Board of Directors. Mr. Salkini served as a representative of TECORE, Inc., a large investor in the Registrant. In his letter of resignation, Mr. Salkini noted that he did not have any material disputes or disagreements with the Registrant, the Registrant’s Board of Directors or the management.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET COMMUNICATIONS CORPORATION
Registrant

By:	/s/ Stuart P. Dawley
Stuart P. Dawley
Vice President, General Counsel and Secretary

Dated: November 23, 2005